                                                                       EXHIBIT 3



NEITHER THE SECURITY EVIDENCED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES THAT IS REASONABLY ACCEPTABLE TO THE COMPANY, STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SAID ACT OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.


                              COMMON STOCK WARRANT
                                       OF
                                  EXPEDIA, INC.

        THIS CERTIFIES THAT, subject to the terms and conditions of this Warrant, for the consideration of $1.00, the receipt of which is hereby acknowledged, TCV IV, L.P., a Delaware limited partnership, or its successors and assigns (the "HOLDER"), is entitled to purchase, at any time and from time to time on or after the date hereof, shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of Expedia, Inc., a Washington corporation (the "COMPANY"), from the Company in such number and at such price as determined in accordance with this Warrant.

        Upon delivery of this Warrant (with the Notice of Exercise in the form attached hereto as Exhibit A), together with payment of the Warrant Price (as defined below) for the shares of Common Stock to be issued, which payment may be made by converting this Warrant, or any portion thereof, pursuant to Section 3 below ("WARRANT CONVERSION"), at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the Holder hereof, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock that may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

        This Warrant is subject to the following terms and conditions:

        1. TERM OF WARRANT. This Warrant may be exercised in whole or in part, at any time and from time to time on or after the date hereof; provided, however, that this Warrant shall expire to the extent then unexercised as of the earlier of (i) 5:00 p.m., eastern time on _________ __, 2005 [5 years from signing], or (ii) immediately prior to any consolidation or merger of the Company with or into any entity, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction, any series of related transactions in which in excess of 50% of Company's




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voting power is transferred, or any sale of all or substantially all of the assets of the Company (a "Change of Control").

        2. NUMBER OF WARRANT SHARES. Subject to adjustment from time to time pursuant to Section 4 hereof, the Holder may exercise this Warrant with respect to 580,609 shares of Common Stock (or other securities issuable in the event of a reclassification, change, merger or consolidation as set forth in Section 4(a) hereof) (the "SHARES").

        3. WARRANT PRICE; CASHLESS EXERCISE. (a) The exercise price of this Warrant (the "WARRANT PRICE") shall equal $16.604167 per share, subject to adjustment from time to time pursuant to Section 4 hereof.

        (b) Notwithstanding any provisions herein to the contrary, if the Net Issue Fair Market Value (as defined below) of one share of Common Stock is greater than the Warrant Price for one share of Common Stock (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

                               CS = WCS (NIFMV-WP)
                                    --------------
                                         NIFMV

        Where:

          CS equals the number of shares of Common Stock to be issued to the Holder;

          WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation);

          NIFMV equals the Net Issue Fair Market Value (as defined below) of one share of Common Stock (at the date of such calculation); and

          WP equals the per share Warrant Price (as adjusted to the date of such calculation pursuant to Section 4) of the Warrant.

As used in this Section 3, the term "Net Issue Fair Market Value" of each Share as of any date shall be the average of the closing sale prices posted in respect of the Common Stock in the NASDAQ Stock Market's automated dealer quotation system (or, as reported on any exchange on which the Common Stock is then trading) as of 4:00 p.m. Eastern Time for the five (5) consecutive trading days ending on the date prior to such exercise.




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

        4. ADJUSTMENT OF NUMBER OF SHARES AND WARRANT PRICE. The number and kind of Shares purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time in accordance with the following provisions. Upon each adjustment of the Warrant Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Warrant Price resulting from such adjustment.

           (a) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If at any time or from time to time while this Warrant remains outstanding and unexpired, the Company shall effect a subdivision of the outstanding Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased. If at any time or from time to time while this Warrant remains outstanding and unexpired, the Company shall combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date that the subdivision or combination becomes effective.

           (b) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event that, while this Warrant remains outstanding and unexpired, the Company at any time or from time to time shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price shall be decreased as of the time of such issuance, by multiplying the Warrant Price by a fraction, the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

           (c) REORGANIZATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, excluding any such event or transaction that constitutes a Change of Control (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder of this Warrant shall thereafter have the right to receive (in lieu of the shares of the capital stock of the Company immediately theretofore receivable upon the exercise of this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such capital stock equal to the number of shares of stock immediately theretofore receivable upon the exercise of this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares




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

purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting therefrom or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder, executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

           (d) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Warrant Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of the Holder, furnish or cause to be furnished to the Holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Warrant Price then in effect, and (iii) the number of Shares and the amount, if any, of other property which then would be received upon the exercise of the Warrant.

        5. NOTICES. Upon any adjustment of the Warrant Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the registered holder of this Warrant (the "NOTICE"). The Notice shall be mailed to the address of such holder as shown on the books of the Company; and shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

        6. TRANSFER AND EXCHANGE OF THE WARRANT AND SHARES. When this Warrant or Shares are presented to the Company with a request:

           (a) to register their transfer; or

           (b) to exchange such Warrant for an equal number of warrants of other authorized denominations,

the Company shall register the transfer or make the exchange as requested if the following requirements are met:

           (c) the Warrant shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company, duly executed by the Holder thereof or by his attorney-in-fact, duly authorized in writing; and




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           (d) in the case of Shares, such request shall be accompanied by the following additional information and documents (all of which may be submitted by facsimile), as applicable:

               (i) if such Shares are being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A or (2) pursuant to an exemption from registration in accordance with Rule 144 (and based on an opinion of counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect;

               (ii) if such Shares are being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect; or

               (iii) if such Shares are being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect.

        7. MISCELLANEOUS.

           (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

           (b) No Holder, as such, shall be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed (i) to confer upon the Holder, as such, any rights of a shareholder of the Company, or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise, or (ii) as imposing any obligation on the Holder to purchase any securities or any liability as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or its creditors.

           (c) Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

           (d) The Company will not, by amendment of its certificate of incorporation or bylaws or through any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

           (e) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or distribution, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of




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

such Warrants, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

           (f) Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the Holder.

           (g) The Company hereby agrees that at all times there shall be reserved for issuance and/or deliver upon exercise of this Warrant, free from preemptive rights, such number of authorized but unissued shares of Common Stock as from time to time shall be required for issuance or delivery upon exercise of this Warrant. The Company further agrees that it will promptly take all action as may from time to time be required in order to permit the Holder hereof to exercise this Warrant and the Company duly and effectively to issue shares of Common Stock hereunder.

           (h) This Warrant shall be governed by and construed in accordance with the internal laws of the State of Washington without regard to the conflicts of laws provisions thereof.



               [Remainder of this page intentionally left blank.]




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        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


Dated: __________ __, 2000



                                           EXPEDIA, INC.



                                           _____________________________________

                                           By __________________________________

                                           Its _________________________________

                                    EXHIBIT A
                               NOTICE OF EXERCISE


TO: Expedia, Inc.

        1. The undersigned hereby elects to purchase _______________ shares of the Common Stock of Expedia, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

        2. The undersigned hereby elects to exercise the purchase right with respect to ___________ shares of such Common Stock through Cashless Exercise, as set forth in Section 3 of the attached Warrant.

        3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other names as is specified below:


               __________________________________________
               (Name)

               __________________________________________


               __________________________________________
               (Address)




                                           Signature of Holder:


                                           By: _________________________________

                                           Title: ______________________________

                                           Date: _______________________________